EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Zhiguang Hu, the Chief Executive Officer of CBAK ENERGY TECHNOLOGY, INC. (the “Company”), DOES HEREBY CERTIFY that:

1. The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement this 19th day of May, 2025.

/s/ Zhiguang Hu
Zhiguang Hu
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to CBAK Energy Technology, Inc. and will be retained by CBAK Energy Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.